Krispy Kreme Sells Majority Ownership Stake of Insomnia Cookies $350 million enterprise valuation doubled since 2018 acquisition Charlotte, NC, July 22, 2024 – Krispy Kreme, Inc. (NASDAQ: DNUT) today announced the sale of a majority ownership stake of Insomnia Cookies to Verlinvest and Mistral Equity Partners. The transaction represents a $350 million total enterprise value, which has doubled since Krispy Kreme’s 2018 acquisition. “As we build a bigger and better Krispy Kreme, this transaction allows us to focus on our core strategy of producing, selling, and distributing fresh doughnuts daily while also further strengthening our balance sheet,” said Josh Charlesworth, Krispy Kreme President and CEO. The transaction closed on July 17, 2024. Krispy Kreme received $127.4 million for the sale and expects to receive an additional $45 million in the coming weeks following an Insomnia Cookies refinancing of intercompany debt. Krispy Kreme intends to use the proceeds to further strengthen its fresh doughnut business and expand availability, as well as pay down debt. It will remain as an approximately 34% minority shareholder in Insomnia Cookies. "Following a thorough review, we are confident that Verlinvest and Mistral are the right partners to share in the success of Insomnia Cookies given their food industry experience and long- standing track record of value creation,” Charlesworth added. “Building off of a very successful five-year partnership with Krispy Kreme, we’re thrilled to welcome Verlinvest and Mistral to this new chapter of our journey,” said Insomnia Cookies Founder Seth Berkowitz, who will continue in his role as CEO. Clément Pointillart, Verlinvest Managing Director said, “We are enthusiastic about our investment in Insomnia Cookies, an incredible brand so close to our core DNA and at a pivotal point in its growth trajectory. We’re eager to support Seth and help unlock the full potential of the business both in the US and internationally.” Andrew Heyer, Founder and CEO of Mistral Equity Partners commented, “We are excited to partner with the company through the next phase of its growth. Having known Seth since 2004, we are delighted to have the opportunity to work with him again as well as the best-in-class teams at Krispy Kreme and Verlinvest.” Krispy Kreme expects to update its full year 2024 guidance at its upcoming second quarter 2024 earnings call. Evercore and Morgan Stanley & Co. LLC acted as financial advisors in the transaction. Exhibit 99.1

About Krispy Kreme Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in more than 35 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with more than 14,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities, and the planet. Connect with Krispy Kreme Doughnuts at www.krispykreme.com and follow us on social: X, Instagram and Facebook. About Insomnia Cookies Insomnia Cookies is a rapidly expanding late-night bakery concept headquartered in Philadelphia, PA. Founded at the University of Pennsylvania by then-student Seth Berkowitz, Insomnia Cookies has been feeding the insatiable hunger of loyal Insomniacs since 2003. Today, with over 250 locations worldwide, Insomnia Cookies offers a wide variety of delicious cookies, ice cream, and other sweet treats in-store, for local delivery, and nationwide shipping. Details about Insomnia Cookies' menu, delivery, and nationwide shipping options can be found here (late-night delivery until 1 a.m. or later). To place an order or learn more about Insomnia Cookies, visit www.InsomniaCookies.com Keep up-to-date on the latest cookie news and grand opening deals by following Insomnia Cookies on Instagram, Facebook, X, and TikTok. About Verlinvest Verlinvest is an international, family-backed evergreen investment company. It identifies inflection points in consumer behaviors and partners with the businesses that are driving these consumer revolutions forward while having a positive impact. Established in 1995, with offices in Brussels, London, New York, Mumbai, and Singapore, Verlinvest focuses on the FMCG, health, consumer technology, and lifestyle categories, investing across three strategies: Platform, Growth, and Venture. Its portfolio includes the likes of Oatly, Tony’s Chocolonely, K1 Speed, Vita Coco, and Mutti. About Mistral Equity Partners Mistral Equity Partners is a New York City-based private equity firm that specializes in the consumer and media sectors and is especially attracted to businesses that are supported by strong demographic trends and fundamental changes in consumer preferences. Mistral invests primarily in North American companies with enterprise values between $100 million and $300 million. Mistral’s principals also have invested capital through Haymaker Acquisition Corp. and its successor SPAC entities managed by Mistral CEO Andrew Heyer and Mistral Managing Director Christopher Bradley. Mistral and Haymaker portfolio investments include or have included: Jamba Juice, Lovesac, OneSpaWorld, Biote, ARKO, Vino Volo, and Shearer’s Foods. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended January 1, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Investor Relations IR@KRISPYKREME.COM Financial Media Edelman Smithfield for Krispy Kreme, Inc. Ashley Firlan & Ashna Vasa KRISPYKREMEIR@EDELMAN.COM